Exhibit 10.18

                           FINANCIAL PUBLIC RELATIONS
                              CONSULTING AGREEMENT

THIS FINANCIAL PUBLIC RELATIONS CONSULTING AGREEMENT(the "Agreement"), made this 18th day of February 2004, by and between P.D.C. Innovative Industries, Inc., a Nevada corporation, located at 501 South Dakota Avenue, Suite 1, Tampa, Florida 33606 (herein referred to as the "Company") and OTC Market Watch Public Relations, Inc. a Florida corporation, located at 10504 NW 56th Drive, Coral Springs, Florida 33076 (hereinafter referred to as "Consultant") engaged in providing financial public relations services.

                                  WITNESSETH:

         WHEREAS, the Company requires financial public relations services and desires to engage the Consultant to provide such services as an independent contractor consultant; and

         WHEREAS, the Consultant is desirous of providing such services to the Company as further delineated and on the terms and conditions set forth herein;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, agree as follows:


         1. Appointment. The Company hereby appoints the Consultant as its financial public relations advisor and consultant on an independent contractor and non-exclusive basis and hereby retains and engages the Consultant on the terms and conditions set forth in this Agreement. Consultant accepts such appointment and agrees to perform the services upon the terms and conditions of this Agreement.

         2. Term. The term of this Agreement shall begin on the date first set forth above and shall terminate on the one-year anniversary date thereof (the "Term"), unless earlier terminated as provided for in Paragraph 10 hereof.

         3. Services

                  a.) The Consultant shall, generally, on a non-exclusive basis, as financial public relations advisor and consultant act as and when requested by the Company: (1) as liaison between the Company and Consultant's database of stockbrokers; (2) as liaison between the Company and the Company's shareholders;
(3) as an advisor to the Company with respect to existing and potential market makers, broker-dealers, and investors as well as a liaison between the Company and such persons; and (4) as advisor to the Company with respect to communications and information dissemination (e.g., interviews, press releases, financial media, etc.) as well as planning, designing, developing, organizing,


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writing and distributing such communications and information, with the exception of due diligence packages which, in the instance of the desired distribution thereof to prospective investors, shall be effected by the Company.

                  b.) In consultation with and as approved by the Company, the Consultant shall seek to make the Company, its management, its products and/or services, and its financial situation and prospects, known to the financial press, publications and TV financial news programs, financial talk shows, broker-dealers, institutional investors, market makers, investment advisors, and other members of the financial community as well as the Internet financial media and the public generally.

                  c.) Over the one year period that the Consultant has contracted with the Company, the Consultant will contact its list of financial professionals, e-mailings may be sent (opt-in lists) and other various methods of information dissemination will be made that call attention to the corporate information, news releases and other developments that are deemed to be newsworthy.

         4. Limitations on Services. The parties recognize that certain responsibilities and obligations are imposed by federal and state securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, Inc.. in-house "due diligence" or "compliance" departments of stock brokerage firms, etc. Accordingly, the Consultant agrees that:

                  a.) the Consultant shall not release any financial or other information or data about the Company without the express prior consent and approval of the Company, which consent and approval shall be evidenced by the signature of the Company's President or Chief Executive Officer on such proposed release;

                  b.) the Consultant shall not conduct any meetings with any prospective financial investors without the express prior consent and approval of the Company of the proposed meeting and the format or agenda of such meeting, in which case, if approved, the Company may elect to have a representative attend such meeting;

                  c.) the Consultant shall not release any information or data about the Company to any selected or limited person(s), entity, or group if the Consultant is aware that such information or data has not been previously generally released or promulgated; and

                  d.) after notice by the Company of filing for a proposed public offering of securities of the Company, and during any period of restriction on publicity, the Consultant shall not engage in any public relations efforts without the prior approval of counsel for the Company and of counsel for the underwriter(s), if any.

                  e.) Consultant and Company hereby agree, attest and acknowledge that they will not be a party to non-disclosed payments to stockbrokers or others to induce the sale of the Company's securities to investors.

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         5. Duties of the Company. During the Term:

                  a.) as the Company deems appropriate, the Company shall supply the Consultant, on a regular and timely basis with all Company approved data and information about the Company, its management, its products and/or services and its operations and the Company shall use reasonable efforts to advise the Consultant of any facts which would affect the accuracy of any prior data and information previously supplied to the Consultant so that the Consultant may take corrective action.

                  b.) the Company shall promptly supply the Consultant with full and complete copies of all filings with all federal and state securities agencies; with full and complete copies of all shareholder reports and communications whether or not prepared with the Consultant's assistance; and as the Company deems appropriate with all data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and as the Company deems appropriate, with all product/services brochures, sales materials, etc. (i.e. due diligence material), as/if information is/may be needed.

                  c.) the Company shall promptly notify Consultant of the filing of any registration statement for the sale of securities and/or of any other event(s) which requires any restrictions on publicity. The Company shall contemporaneously notify Consultant if any information or data being supplied by the Company to the Consultant has not been generally publicly released, in which case the Consultant agrees to hold any and all of such information on a confidential basis and not disclose same to anyone without the Company's prior written approval, unless, subsequent to such information or data being provided to the Consultant, the Company has itself publicly disclosed such information.

                  d.) the Company shall provide the Consultant a current list of shareholders at the end of each quarter.

         6. Representations and Indemnification.

                  a.) The Company shall be deemed to make a representation of the accuracy of any and all material facts, material, information, and data which it supplies to the Consultant as of the date it supplies such information and data to the Consultant and the Company acknowledges its awareness that the Consultant will rely on such representation in disseminating such information and otherwise performing its financial public relations functions hereunder.

                  b.) The Consultant will regularly consult with the Company in order to ensure that it has current materially accurate information pertaining to the Company. The Consultant will not use, disclose, sell, publish or otherwise make available any information pertaining to the Company in any manner or to any person for any purpose other than as expressly provided for herein and will comply in all respects with all applicable federal and state securities laws, rules and regulations in performing its duties hereunder, including but not limited to making appropriate public disclosures concerning its compensation hereunder

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and concerning its acquisition, if at all, of shares of the Company's common stock in open market transactions, or otherwise.

                  c.) The Consultant represents and warrants to the Company, which shall be a continuing representation as to each monthly tranche of shares of the Company's restricted stock to be acquired by the Consultant pursuant hereto that: (1) the Consultant is an accredited investor, as such term is defined under the Securities Act of 1933, as amended (the "Securities Act") and/or other otherwise has such knowledge and experience in financial, business and investment matters that the Consultant considers itself a sophisticated investor capable of understanding the risks involved concerning the Company and the shares of the Company's common stock it is and will be acquiring pursuant hereto; (2) such shares are restricted securities within the meaning of the Securities Act and accordingly, cannot be sold or otherwise transferred by the Consultant absent registration under the Securities Act, which the Company has no obligation to so effect, or an exemption therefrom; and (3) that the shares are being acquired by the Consultant with investment intent and not with a view toward the distribution thereof.

                  d.) The Company hereby agrees to indemnify the Consultant, its officers, directors, employees and agents (collectively, the "Consultant Indemnitees") from and against, and to hold each of the Consultant Indemnitees harmless from, any claims, demands, suits, loss, damages (including reasonable attorney's fees and costs) relating to any materially inaccurate information it supplied to the Consultant if it was materially inaccurate at the time it was supplied, provided such information was used by the Consultant in accordance with the express terms hereof.

                  e.) The Consultant will indemnify the Company, its officers, directors, employees and agents (collectively, the "Company Indemnitees") from and against, and hold each of the Company Indemnitees harmless from, any claims, demands, suits, loss, damages (including reasonable attorney's fees and costs) arising out of or relating to any breach by the Consultant of its obligations hereunder or as a result of its negligence or misconduct in disseminating information regarding the Company or otherwise in its provision of services to the Company.

         7. Compensation; Fees and Expenses. In consideration for the services to be provided by the Consultant pursuant to the terms and conditions hereof, the Consultant shall be paid by the Company during the Term, unless earlier terminated, a monthly fee of $2,000.00 commencing as of the date hereof and payable every four (4) weeks from the date first set forth above, with all such monthly fees being subject to accrual and payment only in the event of the Company's receipt of full funding in the gross amount of $350,000 from its currently planned private placement offering. In addition, promptly following the execution hereof by the parties hereto, the Company shall issue to the Consultant 1,000,000 shares of the Company's restricted common stock. The Consultant shall not incur any fees or expenses for or on behalf of the Company unless pre-approved by the Company. The Consultant acknowledges that it is an accredited investor, as such phrase is defined under the Securities Act of 1933, as amended, and/or has such knowledge and experience in financial and business matters that it is capable and does understand the risks associated with an investment in the Company.

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         8. Billing and Payment. The monthly basic fee provided for in Paragraph
7 shall be due and payable without billing. Billings and payments for any additional or special services not enumerated herein shall be as may be subsequently agreed to by the parties hereto.

         9. Relationship of Parties. The Consultant is a Florida corporation, responsible for compensation of its agents, employees and representatives, as well as all applicable withholding therefrom and taxes thereon (including but no limited to unemployment compensation and all workmen's compensation insurance). This Agreement does not establish any partnership, joint venture, or other business entity or association between the parties and neither party is intended to have any interest in the business or property of the other (other than, in the case of the Consultant, becoming a shareholder in the Company).

         10. Termination Prior to Expiration of Term. This Agreement may be terminated by either party with or without cause prior to the expiration of the Term provided in Paragraph 2 above only in writing upon ten days prior notice. In such event, the Company shall be responsible for all fees earned and costs and expenses pre-approved by the Company and incurred by the Consultant through the termination date.

         11. Attorneys' Fees and Costs. The prevailing party in any action and/or proceeding arising out of or relating to this Agreement shall be entitled to recover from the other party all reasonable attorneys' fees and costs incurred.

         12. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

         13. Assignment. This Agreement and the rights and obligations hereunder may not be assigned by either party hereto without the prior express written consent of the other party hereto. Notwithstanding the foregoing, it is expressly understood and agreed that the Consultant may retain the services of third parties to research, conduct due diligence and write research and related reports about the Company which may be utilized by the Consultant in performing its obligations hereunder. The rights and obligations of the parties under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

         14. Notices. Any notice required or permitted to be given under this Agreement or pursuant hereto shall be in writing and shall be deemed given and shall be effective upon receipt if delivered by hand, or sent by certified or registered U.S. mail, postage prepaid and return receipt requested, or by prepaid overnight express service or via telecopier (upon receipt by the sender of a printed confirmation of such transmission). Notices shall be sent to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that such notice shall be effective only upon receipt thereof):

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         if to Company:    501 South Dakota Avenue, Suite 1
                           Tampa, Florida 33606
                           Attention: President
                           Telecopier No. (813-258-0613)

         if to Consultant: 10504 NW 56th Drive
                           Coral Springs, Florida 33076
                           Attention: President
                           Telecopier No. (954-341-3165)

         15. Entire Agreement: Titles and Headings; Execution in Counterparts. This Agreement contains the entire agreement of the parties hereto and may be modified or changed only by an agreement in writing, signed by the party against whom enforcement of any modification or change is sought. If any provision of this Agreement is declared void, such provision shall be deemed severed by this Agreement, which shall otherwise remain in full force and effect. Titles and headings to paragraphs are for convenience of reference only and are not intended to effect the meaning or interpretation of this Agreement. This Agreement may be executed in counterparts and via telecopier.

         16. Governing Law, Jurisdiction, Venue. This Agreement shall be governed by and construed solely in accordance with the laws of the State of Florida, without giving effect to conflict of law principles. Jurisdiction and venue for any action and/or proceeding relating to or arising out of this Agreement shall be solely in the federal and/or state courts located in Broward County, Florida. Each of the parties hereto waives trail by jury.

         17. Interpretation; Rule of Construction That Ambiguities are to Construed Against the Drafter Not Applicable. This parties to this Agreement acknowledge that they have each carefully read and reviewed this Agreement with their respective counsel, and therefore, agree that the rule of construction that ambiguities shall be construed against the drafter shall not be applicable.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first set forth above.

Consultant:                                                 Company:

OTC Market Watch Public Relations, Inc.       P.D.C. Innovative Industries, Inc.


By:/s/ Michael Hiler                          By:/s/ Paul Smith
   --------------------------                    -------------------------------
   Michael Hiler, President                      Paul Smith, President


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